                                                                    EXHIBIT 4.17

                                  $200,000,000

                          ON SEMICONDUCTOR CORPORATION
                    SEMICONDUCTOR COMPONENTS INDUSTRIES, LLC

                        12% SENIOR SECURED NOTES DUE 2010

                               PURCHASE AGREEMENT

                                                               February 26, 2003

SALOMON SMITH BARNEY INC.,
Credit Suisse First Boston LLC,
J.P. Morgan Securities Inc., and
Morgan Stanley & Co. Incorporated
c/o Salomon Smith Barney Inc.
    388 Greenwich Street
    New York, N.Y. 10013

Dear Sirs:

                  1. Introductory. ON Semiconductor Corporation, a Delaware corporation (the "COMPANY"), and Semiconductor Components Industries, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company ("SCI LLC," and together with the Company, the "ISSUERS"), propose, subject to the terms and conditions stated herein, to issue and sell to the several initial purchasers named in Schedule A hereto (the "PURCHASERS") U.S.$200,000,000 principal amount of their 12% Senior Secured Notes due 2010 ("OFFERED SECURITIES"), to be issued under an indenture, dated as of March 3, 2003 (the "INDENTURE"), among the Issuers, the subsidiaries of the Company listed on the signature pages hereof, as guarantors (collectively, the "GUARANTORS") and Wells Fargo Bank Minnesota, National Association, as trustee (the "TRUSTEE"). The United States Securities Act of 1933 is herein referred to as the "SECURITIES ACT."

                  Holders (including subsequent transferees) of the Offered Securities will have the registration rights set forth in the registration rights agreement (the "REGISTRATION RIGHTS AGREEMENT"), to be dated the Closing Date, in substantially the form of Exhibit I hereto, for so long as such Offered Securities constitute "TRANSFER RESTRICTED SECURITIES" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Issuers and the Guarantors will agree to file with

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the Securities and Exchange Commission (the "COMMISSION") under the circumstances set forth therein, (i) a registration statement under the Securities Act (the "EXCHANGE OFFER REGISTRATION STATEMENT") relating to the Issuers' 12% Senior Secured Notes in a like aggregate principal amount as the Issuers issued under the Indenture, identical in all material respects to the Offered Securities and registered under the Securities Act (the "EXCHANGE SECURITIES"), to be offered in exchange for the Offered Securities (such offer to exchange being referred to as the "EXCHANGE OFFER") and the Guarantees (as defined below) thereof and (ii) a shelf registration statement pursuant to Rule 415 under the Securities Act (the "SHELF REGISTRATION STATEMENT" and, together with the Exchange Offer Registration Statement, the "REGISTRATION STATEMENTS") relating to the resale by certain holders of the Offered Securities and to use their reasonable best efforts to cause such Registration Statements to be declared and remain effective and usable for the periods specified in the Registration Rights Agreement and to consummate the Exchange Offer. The Offered Securities and Exchange Securities are referred to collectively as the "SECURITIES".

                  The Offered Securities and the guarantees of the Guarantors relating to the Offered Securities (the "GUARANTEES") will be, on the Closing Date (as hereinafter defined) or within a commercially reasonable time thereafter, secured on a first-priority basis by certain collateral (the "COLLATERAL") as described in the Offering Memorandum, and as will be more fully described in and pursuant to (i) the Collateral Sharing Agreement (the "COLLATERAL SHARING AGREEMENT") to be entered into among the Issuers, JPMorgan Chase Bank, as collateral agent (the "COLLATERAL AGENT ") and the Trustee, (ii) the Amended and Restated Credit Agreement (as defined below), (iii) a certain Pledge Agreement (the "PLEDGE AGREEMENT"), (iv) a certain Security Agreement (the "SECURITY AGREEMENT"), (v) certain Uniform Commercial Code financing statements (the "FINANCING STATEMENTS"), (vi) a certain Collateral Assignment (the "COLLATERAL ASSIGNMENT"), (vii) a certain Deed of Trust with respect to the Company's Maricopa, Arizona facility (the "AZ MORTGAGE") and (viii) a certain Mortgage with respect to the Company's East Greenwich, Rhode Island facility (the "RI MORTGAGE," and together with the AZ Mortgage, the "MORTGAGES" ), each relating to SCI LLC's existing credit agreement which is being amended and restated as described below, and each to be amended by the Issuers and the Bank Lenders (as defined below) on or prior to the closing of the sale of the Offered Securities pursuant to this Agreement to provide for the granting of a first-priority security interest in the Collateral for the benefit of the holders of the Offered Securities and the Bank Lenders (as defined below) on an equal and ratable basis (collectively, as so amended, the "SECURITY DOCUMENTS").

                  The offering of the Offered Securities is part of the refinancing transactions ("REFINANCING TRANSACTIONS") as described in the Offering Memorandum, pursuant to which an Amendment and Restatement Agreement dated as of February 14, 2003 (the "Amendment and Restatement Agreement") was entered into by the Issuers and certain lenders in connection with the Credit Agreement, dated as of August 4, 1999,

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                                                                               3

as amended and restated as of April 3, 2000 (as further amended, supplemented or otherwise modified from time to time, and together with the Amendment and Restatement Agreement, the "AMENDED AND RESTATED CREDIT AGREEMENT") by the Issuers with certain syndicate lenders. Pursuant to the Amendment and Restatement Agreement, which will have become effective on or prior to the closing of the sale of the Offered Securities pursuant to this Agreement, and the Collateral Sharing Agreement and the Security Documents, such syndicate lenders (collectively, the "BANK LENDERS") will share a first-priority security interest in the Collateral equally and ratably with the holders of the Securities.

                  Each of the Issuers and the Guarantors hereby agrees with the several Purchasers as follows:

                  2. Representations, Warranties and Agreements of Each of the Issuers and the Guarantors. Each of the Issuers and the Guarantors represents and warrants to, and agrees with, the several Purchasers that:

                  (a) A preliminary offering memorandum and an offering memorandum relating to the Offered Securities to be offered by the Purchasers have been prepared by the Issuers. Such preliminary offering memorandum (the "PRELIMINARY OFFERING MEMORANDUM") and offering memorandum (the "OFFERING MEMORANDUM"), as supplemented as of the date of this Agreement and including any and all exhibits thereto and any information incorporated by reference therein, together with the documents listed in Schedule B hereto and any other document approved by the Company for use in connection with the contemplated resale of the Offered Securities are hereinafter collectively referred to as the "OFFERING DOCUMENT." On the date of this Agreement, the Offering Document does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Document based upon written information furnished to the Issuers by any Purchaser through Salomon Smith Barney Inc. specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof. Except as disclosed in the Offering Document, on the date of this Agreement, the Company's Annual Report on Form 10-K most recently filed with the Securities and Exchange Commission (the "COMMISSION") and all subsequent reports (collectively, the "EXCHANGE ACT REPORTS") which have been filed by the Company with the Commission or sent to stockholders pursuant to the Securities Exchange Act of 1934 (the "EXCHANGE ACT") do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

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                                                                               4

                  The documents incorporated by reference in the Preliminary Offering Memorandum and the Offering Memorandum, when filed with the Commission, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading and conformed or will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

                  (b) Each of the Issuers has been duly incorporated or formed, as applicable, and is an existing corporation or limited liability company, as applicable, in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; and each of the Issuers is duly qualified to do business as a foreign corporation or limited liability company, as applicable, in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole ("MATERIAL ADVERSE EFFECT").

                  (c) Each subsidiary of the Company has been duly incorporated or formed and is an existing corporation or entity in good standing under the laws of the jurisdiction of its incorporation or formation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; and each subsidiary of the Company is duly qualified to do business as a foreign corporation or limited liability company, as applicable, in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding capital stock or membership interests of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock or membership interests of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from any security interest, mortgage, pledge, lien or encumbrance, or defect (collectively, "LIENS"), except for Liens pursuant to or contemplated by the Amended and Restated Credit Agreement or the Indenture and Liens contemplated by the indenture for the Senior Secured Notes due 2008 (the "2008 NOTES INDENTURE") dated as of May 6, 2002, among the Issuers, the Guarantors and Wells Fargo Bank Minnesota, National Association, as trustee (collectively, the "PERMITTED LIENS").

                  (d) The Indenture has been duly authorized by each of the Issuers and the Guarantors, as applicable; the Offered Securities have been duly authorized by each of the

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Issuers and the Guarantors, as applicable; and when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date (as defined below), the Indenture will have been duly executed and delivered, the Offered Securities will have been duly executed, authenticated, issued and delivered and will conform to the description thereof contained in the Offering Document and the Indenture (with respect to the Issuers and the Guarantors) and the Offered Securities (with respect to the Issuers) will constitute valid and legally binding obligations of the Issuers and the Guarantors, as applicable, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (e) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement, the Collateral Sharing Agreement, the Security Documents and the Registration Rights Agreement by the Issuers and the Guarantors, as applicable, except (i) for the order of the Commission declaring the Exchange Offer Registration Statement or the Shelf Registration Statement (each as defined in the Registration Rights Agreement) effective or other such consents, approvals, authorizations, orders or filings as may be required to be obtained or made under the Securities Act and applicable state securities laws as provided in the Registration Rights Agreement, (ii) for such filings or recordings necessary to perfect the security interests created by the Security Documents or (iii) where the failure to obtain such consent, approval, authorization, order or filing would not have a Material Adverse Effect.

                  (f) The execution, delivery and performance of the Indenture, this Agreement, the Collateral Sharing Agreement, the Security Documents and the Registration Rights Agreement, and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the charter or by-laws of the Company or any such subsidiary, and each of the Issuers has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement, except for such breaches, violations or defaults that would not have a Material Adverse Effect.

                  (g) This Agreement, the Collateral Sharing Agreement and the Security Documents have been duly authorized, executed and delivered by each of the Issuers and the Guarantors, as applicable.

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                  (h) Except as disclosed in the Offering Document, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from Liens, except Permitted Liens, that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Offering Document, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

                  (i) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would have Material Adverse Effect.

                  (j) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Issuers, is imminent that might have a Material Adverse Effect.

                  (k) The Company and its subsidiaries own, possess or can acquire on reasonable terms, the trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "INTELLECTUAL PROPERTY RIGHTS") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, individually or in the aggregate, is reasonably likely to result in a Material Adverse Effect.

                  (l) Except as disclosed in the Offering Document, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "ENVIRONMENTAL LAWS"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would, individually or in the aggregate, have a Material Adverse Effect; and the Company is not aware of any pending investigation which is reasonably likely to lead to such a claim.

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                  (m) Except as disclosed in the Offering Document, there is no pending action, suit or proceeding against or affecting the Company, any of its subsidiaries or any of their respective properties that, individually or in the aggregate, is reasonably likely to result in a Material Adverse Effect, or would materially and adversely affect the ability of the Issuers to perform their obligations under the Indenture, this Agreement, the Security Documents or the Registration Rights Agreement, or which is otherwise material in the context of the sale of the Offered Securities; and, to the Company's knowledge, there is no such action, suit or proceeding threatened.

                  (n) The financial statements included in the Offering Document present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Offering Document, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis.

                  (o) Except as disclosed in the Offering Document, since the date of the latest audited financial statements included in the Offering Document there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Offering Document, there has been no dividend or distribution of any kind declared, paid or made by the Issuers on any class of its capital stock.

                  (p) The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

                  (q) Neither of the Issuers nor any of the Company's subsidiaries is an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under
Section 8 of the United States Investment Company Act of 1940 (the "INVESTMENT COMPANY ACT"); and neither of the Issuers nor any of the Company's subsidiaries is and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will be an "investment company" as defined in the Investment Company Act.

                  (r) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

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                  (s) Assuming the accuracy of the representations and
warranties of the Purchasers contained in Section 4 hereof and their compliance with the agreements set forth herein, it is not necessary, in connection with the issuance and sale of the Offered Securities to the Purchasers and the offer, resale and delivery of the Offered Securities by the Purchasers in the manner contemplated by this Agreement and the Offering Memorandum, to register the Offered Securities under the Securities Act or to qualify the Indenture under the United States Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT").

                  (t) Neither of the Issuers, the Guarantors, nor any of their affiliates, nor any person acting on their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Issuers, the Guarantors, their affiliates and any person acting on their behalf have complied and will comply with the offering restrictions requirement of Regulation S. The Issuers have not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

                  (u) PricewaterhouseCoopers LLP are independent public accountants with respect to the Issuers as required by the Securities Act and the rules and regulations of the Commission thereunder (the "SECURITIES ACT REGULATIONS").

                  (v) The Guarantees have been duly and validly authorized by the Guarantors, and the Guarantees, upon the execution and delivery of the Indenture by the Issuers, the Guarantors and the Trustee and the due authorization, execution and delivery of the related Offered Securities, will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, except as such enforcement may be subject to or limited by (i) bankruptcy, receivership, conservatorship, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally and (ii) general principles of equity (regardless of whether such enforcement may be sought in a proceeding in equity or at law). The Guarantees will conform in all material respects to the description thereof contained in the Offering Memorandum.

                  (w) On and as of the Closing Date (as defined below) or within a commercially reasonable time frame thereafter:

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                  (i) The Pledge Agreement will constitute, for the ratable
         benefit of the holders of the Offered Securities and the Bank Lenders, a legal, valid and binding obligation of the pledgors party thereto, enforceable against them in accordance with its terms, except as enforceability may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, (B) general equitable principles and (C) with respect to the pledge of any capital stock of any Foreign Subsidiary (as defined herein), applicable local law.

                  (ii) Upon delivery to the Collateral Agent of the Equity Interests (as defined in the Pledge Agreement) of SCI LLC and each subsidiary that is a corporation or limited liability company, as the case may be, organized or formed, as applicable, under the laws of any jurisdiction within the United States (each, a "DOMESTIC SUBSIDIARY") and, with respect to Equity Interests not constituting certificated securities or instruments, the filing of appropriate UCC financing statements in the appropriate filing offices, the security interests granted pursuant to the Pledge Agreement will constitute a valid, perfected first-priority security interest on such pledged Equity Interest under New York law, for the equal and ratable benefit of the holders of the Offered Securities and the Bank Lenders, enforceable as such against all creditors of the respective pledgor and to Persons purporting to purchase any such pledged Equity Interest from the respective pledgor, except as the priority is subject to Permitted Liens.

                  (iii) To the extent U.S. law is applicable, upon delivery to the Collateral Agent of the Equity Interests (as defined in the Pledge Agreement) of any first-tier non-domestic subsidiary (each, a "FOREIGN SUBSIDIARY") and, with respect to Equity Interests not constituting certificated securities or instruments, the filing of appropriate UCC financing statements in the appropriate filing offices, the security interests in the Equity Interests of each Foreign Subsidiary granted pursuant to the Pledge Agreement will constitute a valid, perfected first-priority security interest on such pledged Equity Interest, for the equal and ratable benefit of the holders of the Offered Securities and the Bank Lenders, enforceable as such against all creditors of the respective pledgor and any Persons purporting to purchase any such pledged Equity Interest from the respective pledgor, except as the priority is subject to Permitted Liens.

                  (iv) Upon delivery to the Collateral Agent of the Pledged Debt Securities (as defined in the Pledge Agreement) the security interests in the Pledged Debt Securities granted pursuant to the Pledge Agreement will constitute a valid, perfected first-priority security interest on such Pledged Debt Securities under New York law, for the equal and ratable benefit of the holders of the Offered Securities and the Bank Lenders, enforceable as such against all creditors of the respective pledgor, except as the priority is subject to Permitted Liens.

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                                                                              10

                  (v) Each Security Document will constitute a legal, valid and binding obligation of the grantor party thereto, for the equal and ratable benefit of the holders of the Offered Securities and the Bank Lenders, enforceable against it in accordance with its terms, except as enforceability may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (B) general equitable principles.

                  (vi) Except with respect to the Collateral located in any facility which is not owned or leased by the Company or any of its subsidiaries and upon filing by the Collateral Agent of (A) financing statements, (B) any filings required with the United States Patent and Trademark Office and (C) any filings required with the United States Copyright Office, the security interests granted pursuant to the Security Documents will constitute valid, perfected first-priority security interests, on such Collateral described therein for the equal and ratable benefit of the holders of the Offered Securities and the Bank Lenders, enforceable as such against all creditors of any grantor and any Persons purporting to purchase any such Collateral from any grantor (except purchasers of Inventory (as defined in the Security Documents) in the ordinary course of business), except as the priority is subject to Permitted Liens.

                  (vii) The Mortgages will be effective to grant a legal, valid and enforceable mortgage lien on all of the mortgagor's right, title and interest in the mortgaged properties thereunder. When the Mortgages are duly recorded in the proper recorders' offices and the mortgage recording fees and taxes in respect thereof are paid and compliance is otherwise had with the formal requirements of state law applicable to the recording of real estate mortgages generally, each such Mortgage shall constitute a validly perfected, first-priority security interest in the related mortgaged property, for the equal and ratable benefit of the holders of the Offered Securities and the Bank Lenders, subject only to the encumbrances and exceptions to title expressly set forth therein and except as (A) enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) general equitable principles and (B) the priority is subject to Permitted Liens.

                  (viii) (A) Neither of the Issuers nor any of the Guarantors will hold any Accounts (as defined in the Security Agreement) with respect to which the Collateral Agent does not hold a perfected, first-priority security interest, other than such Accounts, if any, in which the Bank Lenders do not or will not hold a first-priority security interest.

                  (B) Neither of the Issuers nor any of the Guarantors maintains any Inventory (as defined in the Security Agreement) with respect to which the Collateral Agent does not possess a perfected, first-priority security interest, other

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                                                                              11

         than any such Inventory, if any, in which the Bank Lenders do not or will not hold a first-priority security interest.

                  (ix) It is the ordinary business practice of each of the Issuers and the Guarantors to file with the United States Patent and Trademark Office for registration or recordation, as applicable, (A) a completed application for the registration of each trademark and patent owned by it which is material to the business of such Issuer or Guarantor and (B) an appropriate assignment to either of the Issuers or any of the Guarantors of the interest acquired by it in any trademark and patent which is material to the business of the Company and its subsidiaries taken as a whole.

                  (x) The mortgaged properties under the Mortgages and the buildings and improvements thereon comply in all material respects with all applicable setback requirements, zoning codes, ordinances, laws and regulations, except where non-compliance would not, individually or in the aggregate, be likely to have a Material Adverse Effect.

                  (xi) There are no pending or threatened condemnation proceedings, lawsuits, or administrative actions relating to the mortgaged properties under the Mortgages which would have, individually or in the aggregate, a Material Adverse Effect.

                  (x) The entities listed on Schedule C hereto are the only subsidiaries, direct or indirect, of the Company.

                  (y) On the Closing Date, the Indenture will conform in all material respects to the requirements of the TIA, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

                  (z) On the Closing Date, the Exchange Securities will have been duly authorized by the Issuers; and when the Exchange Securities are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Exchange Securities will be entitled to the benefits of the Indenture and will be the valid and legally binding obligations of the Issuers and the Guarantors, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (aa) The Guarantee of the Exchange Securities by each Guarantor has been duly authorized by such Guarantor; and, when issued, will have been duly executed and delivered by each such Guarantor and will conform to the description thereof contained in the Offering Document. When the Exchange Securities have been issued,

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                                                                              12

executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Guarantee of each Guarantor will constitute valid and legally binding obligations of such Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (bb) The Registration Rights Agreement has been duly authorized by each of the Issuers and the Guarantors and, on the Closing Date, will have been duly executed and delivered by each of the Issuers and the Guarantors. When the Registration Rights Agreement has been duly executed and delivered, the Registration Rights Agreement will be a valid and binding agreement of each of the Issuers and the Guarantors, enforceable against each of the Issuers and Guarantors in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. On the Closing Date, the Registration Rights Agreement will conform as to legal matters to the description thereof in the Offering Memorandum.

                  (cc) Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument, except for such defaults that, singularly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound.

                  (dd) Except for the Registration Rights Agreement dated May 6, 2002 among the Issuers, the Guarantors and the Initial Purchasers identified therein and delivered in connection with the 2008 Notes Indenture, there are no contracts, agreements or understandings between the Issuers or any Guarantor and any person granting such person the right to require the Issuers or such Guarantor to file a registration statement under the Securities Act with respect to any debt securities of the Issuers or such Guarantor or to require the Issuers or such Guarantor to include such securities with the Securities and Guarantees registered pursuant to any Registration Statement, other than the Registration Rights Agreement contemplated hereunder.

                  (ee) Neither the Company nor any of its subsidiaries nor any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Offered Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

                  (ff) No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (i) has imposed (or has informed the Issuers or any Guarantor that it is considering imposing) any condition (financial or otherwise) on either of the Issuers' or any Guarantor's retaining any rating assigned to either of the Issuers or any Guarantor, any securities of either of the Issuers or any Guarantor or (ii) has indicated to the Issuers or any Guarantor that it is considering (A) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (B) any change in the outlook for any rating of either of the Issuers, any Guarantor or any securities of either of the Issuers or any Guarantor.

                  (gg) No form of general solicitation or general advertising (as defined in Regulation D under the Securities Act) was used by the Issuers, the Guarantors or any of their respective representatives (other than the Purchasers, as to whom the Issuers and the Guarantors make no representation) in connection with the offer and sale of the Offered Securities contemplated hereby, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Offered Securities have been issued and sold by the Issuers within the six-month period immediately prior to the date hereof.

                  (hh) The Offered Securities offered and sold in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

                  (ii) The sale of the Offered Securities pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Securities Act.

                  3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Issuers severally and jointly agree to sell to the Purchasers, and the Purchasers agree, severally and not jointly, to purchase from the Issuers, at a purchase price of 92.717% of the principal amount thereof plus accrued interest from February 26, 2003 to the Closing Date (as defined below), the respective principal amounts set forth opposite the names of the several Purchasers in Schedule A hereto.

                  The Issuers will deliver against payment of the purchase price the Offered Securities in the form of one or more permanent global Securities in definitive form (the "GLOBAL SECURITIES") deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Offering Document. Payment for the Offered Securities shall be made by the Purchasers in Federal (same day) funds by official check or checks or wire transfer to a bank account drawn to the order of ON Semiconductor Corporation or as the Company may direct at the office of Cleary, Gottlieb, Steen & Hamilton ("CGSH"), One Liberty Plaza, New York, NY 10006 at 10:00 A.M. (New York time), on March 3, 2003, or at such other time not later than seven full business days thereafter as Salomon Smith Barney Inc. and the Company determine, such time being herein referred to as the "CLOSING DATE," against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Securities. The Global Securities will be made available for checking at the above office of CGSH at least 24 hours prior to the Closing Date.

                  4. Representations by Purchasers; Resale by Purchasers. (a) Each Purchaser severally represents and warrants to the Issuers that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

                  (b) Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities, and will offer and sell the Offered Securities (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 or Rule 144A under the Securities Act ("RULE 144A"). Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser severally agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A, such Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:

         "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S."

                  Terms used in this subsection (b) have the meanings given to them by Regulation S.

                  (c) Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers or with the prior written consent of the Issuers.

                  (d) Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to
(i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or
(ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

                  (e) Each of the Purchasers severally represents and agrees that (i) it has not offered or sold and prior to the expiry of a period of six months from the Closing Date, will not offer or sell any Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 ("FSMA") with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom; and (iii) it has only communicated and caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Offered Securities in circumstances in which section 21(1) of the FSMA does not apply to the Issuers or the Guarantors.

                  (f) Each Purchaser, severally and not jointly, agrees that, prior to or simultaneously with the confirmation of sale by such Purchaser to any purchaser of any of the Offered Securities purchased by such Purchaser from the Issuers pursuant hereto, such Purchaser shall furnish to that purchaser a copy of the Offering Memorandum (and any amendment or supplement thereto that the Issuers shall have furnished to such Purchaser prior to the date of such confirmation of sale). In addition to the foregoing, each Purchaser acknowledges and agrees that the Issuers and, for purposes of the opinions to be delivered to the Purchasers pursuant to Sections 6(c) and (d), counsel for the Issuers and the Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Purchasers and their compliance with the agreements contained in this Section 4, and each Purchaser hereby consents to such reliance.

                  5. Certain Agreements of the Issuers and the Guarantors. Each of the Issuers and the Guarantors agrees with the several Purchasers that:

                  (a) The Issuers will furnish a copy to Salomon Smith Barney Inc. promptly of any proposal to amend or supplement the Offering Document and will not effect such amendment or supplementation to which Salomon Smith Barney Inc. shall reasonably object by notice to the Issuers after a reasonable period to review. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers, any event occurs as a result of which the Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Issuers promptly will notify Salomon Smith Barney Inc. of such event and promptly will prepare, at their own expense, an amendment or supplement which will correct such statement or omission. Neither Salomon Smith Barney Inc.'s consent to, nor the Purchasers' delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

                  (b) The Issuers will furnish to Salomon Smith Barney Inc. copies of any preliminary offering memorandum, the Offering Document and all amendments and supplements to such documents, in each case as soon as available and in such quantities as Salomon Smith Barney Inc. reasonably requests, and the Issuers will furnish to Salomon Smith Barney Inc. on the date hereof three copies of the Offering Document signed by a duly authorized officer of each of the Issuers, one of which will include the independent accountants' reports therein manually signed by such independent accountants. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish or cause to be furnished to Salomon Smith Barney Inc. (and, upon request, to each of the other Purchasers) and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Issuers will pay the expenses of printing and distributing to the Purchasers all such documents.

                  (c) The Issuers will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as Salomon Smith Barney Inc. designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers, provided, however, that neither of the Issuers will be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction.

                  (d) During the period of two years after the Closing Date, the Issuers will, upon request, furnish to Salomon Smith Barney Inc., each of the other Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

                  (e) During the period of two years after the Closing Date, the Issuers will not, and will not permit any of their affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by any of them, except for Offered Securities purchased by the Issuers or any of their affiliates and resold in a transaction registered under the Securities Act.

                  (f) During the period of two years after the Closing Date, neither of the Issuers will be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

                  (g) The Issuers will pay all expenses incidental to the performance of their obligations under this Agreement, the Indenture, the Security Documents and the Registration Rights Agreement, including (i) the fees and expenses of the Trustee and the Collateral Agent and their professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities and, as applicable, the Exchange Securities (as defined in the Registration Rights Agreement), the preparation and printing of this Agreement, the Registration Rights Agreement, the Offered Securities, the Indenture, the Offering Document and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities and as applicable, the Exchange Securities; (iii) the cost of listing the Offered Securities and qualifying the Offered Securities for trading in The PORTAL(SM) Market ("PORTAL") and any expenses incidental thereto; (iv) the cost of any advertising approved by the Issuers in connection with the issue of the Offered Securities
(v) any expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities or the Exchange Securities for sale under the laws of such jurisdictions in the United States and Canada as Salomon Smith Barney Inc. designates and the printing of memoranda relating thereto, (vi) any fees charged by investment rating agencies for the rating of the Securities or the Exchange Securities, (vii) the costs of preparing the

Security Documents and perfecting the security interests in the Collateral, and
(viii) expenses incurred in distributing preliminary offering memoranda and the Offering Document (including any amendments and supplements thereto) to the Purchasers. The Issuers will also pay or reimburse the Purchasers (to the extent incurred by them) for all travel expenses of the Purchasers and the Issuers' officers and employees and any other expenses of the Purchasers and the Issuers in connection with attending or hosting meetings with prospective purchasers of the Offered Securities from the Purchasers; provided, however, that the cost of the rental of the aircraft used by the Purchasers and the Issuers' officers and employees in connection with their attendance at such meetings shall be shared equally between the Issuers and the Purchasers with the Issuers paying half of such cost and the Purchasers paying the other half of such cost. If this Agreement is terminated pursuant to Section 8 of this Agreement by reason of the default of one or more of the Purchasers, the Issuers and the Guarantors shall not be obligated to reimburse any defaulting Purchaser on account of such expenses.

                  (h) In connection with the offering, until Salomon Smith Barney Inc. shall have notified the Issuers and the other Purchasers of the completion of the resale of the Offered Securities, neither of the Issuers nor any of their affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which they or any of their affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither of the Issuers nor any of their affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

                  (i) For a period of 180 days after the date of the initial offering of the Offered Securities by the Purchasers, the Issuers will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any United States dollar-denominated debt securities issued or guaranteed by the Company or any of its subsidiaries and having a maturity of more than one year from the date of issue in the United States in a public offering or a Rule 144A offering, without the prior written consent of Salomon Smith Barney Inc.; provided, however, that the foregoing shall not apply to the exchange notes to be issued in exchange for the 12% Senior Secured Notes due 2008 of the Issuers pursuant to the Registration Rights Agreement dated May 6, 2002 among the Issuers, the Guarantors and the Initial Purchasers identified therein, debt securities which are convertible into equity securities or are equity linked debt securities or equity securities. Neither the Company nor any of its subsidiaries will at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.

                  (j) The Issuers will use the net proceeds received by them from the sale of the Offered Securities in the manner specified in the Offering Memorandum under the heading "Use of Proceeds."

                  (k) The Issuers will use their best efforts to have the Offered Securities admitted to trading in PORTAL.

                  (l) The Issuers will deliver to the trustee under the 2008 Notes Indenture and the Collateral Agent an officer's certificate pursuant to
Section 8.19 of the Intercreditor Agreement and Section 10.10 of the 2008 Notes Indenture designating the Securities and the guarantees in respect thereof as
(i) "First-Lien Credit Facilities" (as defined in the Intercreditor Agreement) for purposes of the Intercreditor Agreement and (ii) "First-Lien Credit Facilities" (as defined in the 2008 Notes Indenture) and any obligation in respect of the Securities and the guarantees in respect thereof as "Credit Agreement Obligations" (as defined in the indenture for the 2008 Notes Indenture) for purposes of the indenture for the 2008 Notes Indenture.

                  6. Conditions of the Obligations of the Purchasers. The obligations of the several Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Issuers and the Guarantors herein on the date hereof and on the Closing Date, to the accuracy of the statements of each of the Issuers and the Guarantors and their respective officers made pursuant to the provisions hereof, to the performance by each of the Issuers and the Guarantors of its obligations hereunder and to the following additional conditions precedent:

                  (a) On the date of this Agreement and on the Closing Date PricewaterhouseCoopers LLP shall have furnished to the Purchasers, at the request of the Issuers, letters, dated the respective dates of delivery thereof and addressed to the Purchasers, in customary form and covering matters of the type customarily covered in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Preliminary Offering Memorandum and the Offering Memorandum as contemplated, and only if permitted, by Statement of Auditing Standards No. 72.

                  (b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Purchasers including Salomon Smith Barney Inc., is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Purchasers including Salomon Smith Barney Inc., be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market, (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any material setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any general banking moratorium declared by U.S. Federal or, New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Purchasers including Salomon Smith Barney Inc., the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.

                  (c) On the Closing Date, each of the following (i) opinion of CGSH, counsel to the Issuers, (ii) letter of CGSH, (iii) opinion of George H. Cave, general counsel to the Issuers, (iv) opinion of Gust Rosenfeld, as special Arizona counsel to the Issuers and (v) opinion of Hinckley, Allen & Snyder LLP, as special Rhode Island counsel to the Issuers, shall have been furnished to the Purchasers, addressed to the Purchasers and dated the Closing Date, each in form and substance reasonably satisfactory to the Purchasers.

                  (d) The Purchasers shall have received from Cravath, Swaine & Moore ("CS&M"), counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities, the Offering Memorandum, the exemption from registration for the offer and sale of the Offered Securities by the Issuers to the several Purchasers and the resales by the several Purchasers as contemplated hereby and other related matters as Salomon Smith Barney Inc. may require, and the Issuers shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters

                  (e) The Purchasers shall have received a certificate, dated the Closing Date and executed by Keith D. Jackson, as chief executive officer, and John T. Kurtzweil, as chief financial officer, in which such officers, to the best of their knowledge after reasonable investigation, shall state that, on the date hereof and on and as of the Closing Date, the representations and warranties of each of the Issuers and Guarantors in this Agreement are true and correct, that each of the Issuers and Guarantors has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the dates of the most recent financial statements in the Offering Document there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole.

                  (f) On the Closing Date, the Purchasers shall have received a counterpart of the Registration Rights Agreement which shall have been executed and delivered by duly authorized officers of the Issuers and the Guarantors.

                  (g) On the Closing Date, the Indenture shall have been duly executed and delivered by the Issuers, the Guarantors and the Trustee, and the Offered Securities shall have been duly executed and delivered by the Issuers and duly authenticated by the Trustee.

                  (h) The Offered Securities shall have been approved by the NASD for trading in the PORTAL market.

                  (i) On the Closing Date or within a commercially reasonable time frame thereafter, the following documents and instruments relating to the Collateral shall have been delivered to the Purchasers:

                  (1) a copy of the financing statements and such other instruments, including UCC financing statements, necessary to perfect the lien of, and the security interests to be created by, the Security Documents; and

                  (2) a receipt executed on behalf of JPMorgan Chase Bank as the Administrative Agent acknowledging receipt in the State of New York of the certificates representing the pledged capital stock or other equity interests, as the case may be.

                  (j) The Purchasers shall have received or shall receive within a commercially reasonable time frame, in respect of the Mortgages, a mortgagee's title policy of title insurance or marked-up title commitment for such insurance. Such policy or title commitment shall (i) be in an amount equal to the amount of title insurance coverage already provided to the Bank Lenders in respect of their security interest in the properties covered by such Mortgages;
(ii) insure that the Mortgages insured thereby create a valid first lien on the property covered by such Mortgage, free and clear of all liens, defects and encumbrances other than Permitted Liens; (iii) provide affirmative mechanic's lien coverage; (iv) name the Collateral Agent, for the benefit of the holders of the Offered Securities, as the insured thereunder; (v) be in the form of ALTA Loan Policy-1992; and (vi) contain revolving endorsements and such applicable endorsements and effective coverage as contained in the title insurance policies delivered in connection with the Amended and Restated Credit Agreement.

                  (k) On or prior to the Closing Date, Salomon Smith Barney Inc. shall have received a completed Perfection Certificate in the form of Exhibit B dated the Closing Date and signed by an executive officer or financial officer of the Issuers together with all attachments contemplated thereby and the results of lien searches, conducted by a search service reasonably satisfactory to Salomon Smith Barney Inc., and Salomon Smith Barney Inc. shall be satisfied that no liens are outstanding on the property or assets of the Issuers and the Guarantors, other than any such Liens (i) which constitute Permitted Liens or
(ii) as to which Salomon Smith Barney Inc. has received documentation reasonably satisfactory to it evidencing the termination of such Liens.

                  (l) On or prior to the Closing Date, Salomon Smith Barney Inc. shall have received an executed copy of the Amended and Restated Credit Agreement, among the Issuers and the Bank Lenders, which shall be in full force and effect on the terms described in the Offering Document.

                  (m) On or prior to the Closing Date, each of the duly executed Security Documents shall have been delivered to the Purchasers, and such Security Documents shall be in full force and effect on the terms described in the Offering Document.

                  (n) On or prior to the Closing Date, the Collateral Sharing Agreement shall have been delivered to the Purchasers, and such agreement shall be in full force and effect on the terms described in the Offering Document.

                  (o) On or prior to the Closing Date, an executed copy of the Registration Rights Agreement shall have been delivered to the Purchasers, and such agreement shall be in full force and effect on the terms described in the Offering Document.

                  Documents described as being "in the agreed form" are documents which are in the forms which have been initialed for the purpose of identification by CS&M, copies of which are held by the Company and Salomon Smith Barney Inc., with such changes as the Company and Salomon Smith Barney Inc. may approve.

                  The Issuers will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. Salomon Smith Barney Inc. may in its sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder.

                  7. Indemnification and Contribution. (a) Each of the Issuers and Guarantors will jointly and severally indemnify and hold harmless each Purchaser, its partners, directors and officers and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering memorandum or the Exchange Act Reports, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Issuers' failure to perform their obligations under Section 5(a) of this Agreement, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Issuers and Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Issuers by any Purchaser through Salomon Smith Barney Inc. specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

                  (b) Each Purchaser will severally and not jointly indemnify and hold harmless each of the Issuers, their directors and officers and each person, if any, who controls the Issuers within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which either of the Issuers may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering memorandum, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuers by such Purchaser through Salomon Smith Barney Inc. specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Issuers in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Offering Memorandum furnished on behalf of each Purchaser: under the caption "Plan of Distribution" paragraphs 3, 8 and 10, the first sentence of paragraph 1, the fifth sentence of paragraph 9 and the second and third sentences of paragraph 12; provided, however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Issuers' failure to perform its obligations under Section 5(a) of this Agreement.

                  (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation unless (i) the indemnifying party has failed within a reasonable amount of time to retain counsel reasonably satisfactory to the indemnified party; (ii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or
(iii) the named parties in any such proceeding (included any impleaded parties) include both the indemnifying party and the indemnified party and representations of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

                  (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers and Guarantors on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers and the Guarantors on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Issuers and the Guarantors on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuers and the Guarantors bear to the total discounts and commissions received by the Purchasers from the Issuers under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers and Guarantors or the Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total discounts, fees and commissions received by such Purchaser exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

                  (e) The obligations of the Issuers and Guarantors under this Section shall be in addition to any liability which the Issuers and Guarantors may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchasers under this Section shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Issuers within the meaning of the Securities Act or the Exchange Act.

                  8. Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder and the aggregate principal amount of Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities, Salomon Smith Barney Inc. may make arrangements satisfactory to the Issuers for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities and arrangements satisfactory to Salomon Smith Barney Inc. and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Issuers, except as provided in Section 9. As used in this Agreement, the term "Purchaser" includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

                  9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Issuers and Guarantors or their officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, either of the Issuers and any Guarantors or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Issuers and the Guarantors shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Issuers and Guarantors and the Purchasers pursuant to Section 7 shall remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the occurrence of any event specified in clause (iii), (iv), (v), (vi) or (vii) of Section 6(b), the Issuers and the Guarantors will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

                  10. Notices. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to the Purchasers, c/o Salomon Smith Barney Inc., 388 Greenwich Street, New York, NY 10013, Attention: General Counsel, or, if sent to the Issuers, will be mailed, delivered or telegraphed and confirmed to it at ON Semiconductor Corporation, 5005 East McDowell Road, Phoenix, Arizona 85005,
Attention: General Counsel; provided, however, that any notice to a Purchaser pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Purchaser.

                  11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Issuers as if such holders were parties thereto.

                  12. Representation of Purchasers. You will act for the several Purchasers in connection with this purchase, and any action under this Agreement taken by you will be binding upon all the Purchasers.

                  13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

                  14. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

                  The Issuers hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Issuers irrevocably appoint CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, NY 10011 as their authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Issuers, by the person serving the same to the address provided in Section 10, shall be deemed in every respect effective service of process upon the Issuers in any such suit or proceeding. The Issuers further agree to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

                  If the foregoing is in accordance with the Purchasers' understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Issuers and the several Purchasers in accordance with its terms.

                                    Very truly yours,

                                    By:  ON SEMICONDUCTOR CORPORATION,

                                    by   /s/ John T. Kurtzweil
                                         ---------------------------------------
                                         Name:  John T. Kurtzweil
                                         Title: Chief Financial Officer

                                    By:  SEMICONDUCTOR COMPONENTS
                                         INDUSTRIES, LLC,

                                    by   /s/ John T. Kurtzweil
                                         ---------------------------------------
                                         Name:  John T. Kurtzweil
                                         Title: Chief Financial Officer

                                    By:  SCG (MALAYSIA SMP) HOLDING
                                         CORPORATION,

                                    by   /s/ John T. Kurtzweil
                                         ---------------------------------------
                                         Name:  John T. Kurtzweil
                                         Title: Chief Financial Officer

                                    By:  SCG (CZECH) HOLDING CORPORATION,

                                    by   /s/ John T. Kurtzweil
                                         ---------------------------------------
                                         Name:  John T. Kurtzweil
                                         Title: Chief Financial Officer

                                    By:  SCG (CHINA) HOLDING CORPORATION,

                                    by   /s/ John T. Kurtzweil
                                         ---------------------------------------
                                         Name:  John T. Kurtzweil
                                         Title: Chief Financial Officer

                                    By:  SEMICONDUCTOR COMPONENTS INDUSTRIES
                                         PUERTO RICO, INC.,

                                    by   /s/ John T. Kurtzweil
                                         ---------------------------------------
                                         Name:  John T. Kurtzweil
                                         Title: Chief Financial Officer

                                    By:  SCG INTERNATIONAL DEVELOPMENT LLC,

                                    by   /s/ John T. Kurtzweil
                                         ---------------------------------------
                                         Name:  John T. Kurtzweil
                                         Title: Chief Financial Officer

                                    By:  SEMICONDUCTOR COMPONENTS INDUSTRIES
                                         OF RHODE ISLAND, INC.,

                                    by   /s/ John T. Kurtzweil
                                         ---------------------------------------
                                         Name:  John T. Kurtzweil
                                         Title: Chief Financial Officer

                                    By:  SEMICONDUCTOR COMPONENTS INDUSTRIES
                                         INTERNATIONAL OF RHODE ISLAND, INC.,

                                    by   /s/ John T. Kurtzweil
                                         ---------------------------------------
                                         Name:  John T. Kurtzweil
                                         Title: Chief Financial Officer

The foregoing Purchase Agreement
  is hereby confirmed and accepted
  as of the date first above written.

SALOMON SMITH BARNEY INC.

      By  H. Allen Bouch
        --------------------------
        Title: Managing Director

      Acting on behalf of itself
      and as the Representative
      of the several Purchasers

                                   SCHEDULE A

                                                           PRINCIPAL AMOUNT OF
                         INITIAL PURCHASERS                OFFERED SECURITIES
                         ------------------                -------------------
Salomon Smith Barney Inc.................................    $  80,000,000

Credit Suisse First Boston LLC...........................       60,000,000

J.P. Morgan Securities Inc...............................       40,000,000

Morgan Stanley & Co. Incorporated........................       20,000,000

         Total...........................................    $ 200,000,000
                                                             =============

                                   SCHEDULE B

                                      NONE

                                   SCHEDULE C

SCG (CZECH) HOLDING CORPORATION {DELAWARE}(1)
      Terosil a.s. [JV] {Czech Republic}
      Tesla Sezam a.s. [JV] {Czech Republic}
SCG (CHINA) HOLDING CORPORATION {DELAWARE}
      Leshan-Phoenix Semiconductor Company Limited [JV] {Leshan, China}
SCG (MALAYSIA SMP) HOLDING CORPORATION {DELAWARE}
SEMICONDUCTOR COMPONENTS INDUSTRIES, LLC {DELAWARE}
      Semiconductor Components Industries of Rhode Island, Inc. {Rhode Island}
       Semiconductor Components Industries International of Rhode Island, Inc.
         {Rhode Island}
      Semiconductor Components Industries Puerto Rico, Inc. {Delaware}
      ON Semiconductor Slovakia, a.s. {Slovak Republic}
      SCG International Development, LLC {Delaware}
      SCG Malaysia Holdings Sdn. Bhd. {Malaysia}
       SCG Industries Malaysia Sdn. Bhd. {Malaysia}
       ON Semiconductor Technology Malaysia Sdn. Bhd. {Malaysia}
      Semiconductor Components Industries (Thailand) Limited {Thailand}
      SCG Mexico, S.A. de C.V. {Mexico}
      ON Semiconductor Technology Japan Ltd. {Japan}
      SCG Philippines, Incorporated {Philippines}
      SCG Asia Capital Pte. Ltd. {Malaysia}
      SCG Czech Design Center s.r.o. {Czech Republic}
      ON Semiconductor Hong Kong Design Limited {Hong Kong, China}
      ON Semiconductor Japan Ltd. {Japan}
      ON Semiconductor Design (Shanghai) Limited {China}
      ON Semiconductor Trading Ltd. {Bermuda}
       ON Semiconductor Denmark ApS {Denmark}
         ON Semiconductor Hong Kong Logistics Limited {Hong Kong, China}
         SCG Hong Kong SAR Limited {Hong Kong, China}
         Semiconductor Components Industries Singapore Pte Ltd {Singapore}
         SCG Korea Ltd. {Korea}
         ON Semiconductor Canada Trading Corporation {Canada}
         SCG do Brasil Ltda. {Brazil}
         SCG Holding (Netherlands) B.V. {Netherlands}
                  ON Semiconductor Germany GmbH {Germany}
                  SCG France SAS {France}
                  ON Semiconductor AB {Sweden}
                           ON Semiconductor Mexico Trading S. de R. L. de C. V.
                             {Mexico}
                                    SCG Italy S.r.l. {Italy}
                                    ON Semiconductor Limited {United Kingdom}

---------------------------------

 (1) { } Denotes jurisdiction